Exhibit 99.1

HCP Announces Results for the Quarter Ended June 30, 2017
SECOND QUARTER 2017 AND RECENT HIGHLIGHTS

–	EPS, FFO and FFO as adjusted per share, were $0.04, $0.35 and $0.48, respectively

–	Achieved year-over-year three- and six-month SPP Cash NOI growth of 2.1% and 3.1%, respectively

–	Completed or under contract on $75 million of acquisitions and generated $399 million of proceeds from dispositions and loan repayments through August 1st

–	Announced $116 million of new development and redevelopment projects

–	Repurchased $500 million of our 5.375% senior notes due 2021 and remain on-track to meeting our previously disclosed leverage targets

–	Entered into a definitive agreement to sell our Tandem debt investment for $197 million

–	Enhanced corporate governance by opting out of the Maryland Unsolicited Takeovers Act (MUTA) and adopting majority standard voting

–	Announced Scott Brinker will join as EVP Chief Investment Officer, effective January 2018

–	Reaffirmed full-year 2017 FFO as adjusted and SPP Cash NOI guidance ranges
IRVINE, CA, August 1, 2017 /PRNewswire/ -- HCP (NYSE:HCP) announced results for the quarter ended June 30, 2017.

	Three Months Ended June 30, 2017		Three Months Ended June 30, 2016
(in thousands, except per share amounts)	Amount	Diluted Per Share	Amount	Diluted Per Share	Per Share Change
Net income	$19,283	$0.04	$301,375	$0.64	$(0.60)
FFO	$164,650	$0.35	$333,218	$0.71	$(0.36)
Other impairment(1)	56,682	0.12	—	—	0.12
Transaction-related items	840	—	14,658	0.03	(0.03)
Other(2)	2,598	0.01	—	—	0.01
FFO as adjusted	$224,770	$0.48	$347,876	$0.74	$(0.26)
FFO as adjusted from QCP	—	—	(101,637)	(0.21)	0.21
Comparable FFO as adjusted(3)	$224,770	$0.48	$246,239	$0.53	$(0.05)
FAD	$200,157		$337,866
_______________________________________

(1)	Relates to the impairment of our Tandem Health Care Loan.

(2)	Includes: (i) $3.4 million of litigation costs and (ii) $0.8 million of foreign currency remeasurement gains.

(3)
Represents FFO as adjusted excluding FFO as adjusted from QCP and interest expense related to debt repaid using proceeds from the spin-off, assuming these transactions occurred at the beginning of the earliest period presented. Comparable FFO as adjusted allows management to evaluate the performance of our remaining real estate portfolio following the completion of the QCP spin-off.

FFO, FFO as adjusted, FAD, Comparable FFO as adjusted, SPP Cash NOI and SPP NOI are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts. See “Discussion and Reconciliation of Non-GAAP Financial Measures” for the quarter ended June 30, 2017 for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP on the Investor Relations section of our website at http://ir.hcpi.com/financial-reconciliation.

SAME PROPERTY PORTFOLIO OPERATING SUMMARY
The table below outlines the three-month same property portfolio operating results for the second quarter:

	Year-Over-Year
	Occupancy		SPP Growth
	2Q17	2Q16	NOI	Cash NOI
Senior housing triple-net	86.1%	86.6%	1.6%	2.6%
Senior housing operating portfolio ("SHOP")(1)	86.8%	88.7%	(3.8)%	(1.6)%
Life science	96.5%	98.5%	2.1%	3.7%
Medical office	92.0%	92.0%	1.8%	2.6%
Other non-reportable segments ("Other")(2)	N/A	N/A	3.8%	1.5%
Total Portfolio			1.0%	2.1%
_______________________________________

(1)	SHOP SPP Cash NOI growth consists of the following components: Assisted Living / Independent Living (0.5%) and CCRC JV (9.1%).

(2)	Other primarily includes our hospitals and U.K. real estate investments. See our Supplemental Report for additional details.
TRANSACTION ACTIVITY
ACQUISITIONS
During the second quarter and through August 1, 2017, we announced $75 million of acquisitions.

•
In June, we acquired Wateridge, a 124,000 square foot campus in the Sorrento Mesa submarket of San Diego for $26 million. Upon acquisition, we commenced repositioning one of the buildings into class-A lab space following an office-to-lab conversion strategy.

•	In July, we acquired a portfolio of three medical office buildings in Texas for $49 million.
LOAN REPAYMENTS AND DISPOSITIONS
During the second quarter we received $399 million of proceeds from loan repayments and dispositions. Significant transactions included:

•	In June, the HC-One mezzanine loan was repaid generating $367 million of proceeds. We have now exited substantially all of our U.K. debt investments.

•	As previously disclosed, in April, we sold a land parcel in San Diego, California for $27 million.
DEVELOPMENT AND REDEVELOPMENT
At quarter end, our development pipeline totaled $640 million and is expected to produce a weighted average stabilized yield 150-200 basis points over respective market cap rates. During the quarter we placed $65 million of development in service, including $41 million at Phase I of The Cove, our premier $720 million, class-A life science development project in South San Francisco.
Our redevelopment pipeline totals $109 million and is expected to produce a weighted average return on incremental capital of 9-12%.
During the second quarter and through July, we added $116 million of new projects to our development and redevelopment pipelines including:

•	Commenced $22 million of redevelopment projects at two recently-acquired life science assets in the Sorrento Mesa submarket of San Diego.

•	Commenced a $40 million redevelopment of a medical office building located in the University City submarket in Philadelphia near the University of Pennsylvania.

•
Entered into a joint venture agreement and commenced development on a 111 unit senior housing facility in Otay Ranch, California (San Diego MSA) for $31 million. Our share of the total construction cost is approximately $28 million with an estimated completion in the second half of 2018.

•
In July, commenced development on a 79 unit senior housing facility in Waldwick, New Jersey (New York MSA) for $31 million. Our share of the total construction costs is approximately $26 million with an estimated completion in late 2018.

BALANCE SHEET AND DEBT TENDER
During the quarter, we made tangible progress towards meeting our balance sheet targets of net debt to adjusted EBITDA in the low-to-mid six-times range and financial leverage in the 43% to 44% range by the end of 2017. As previously disclosed, we repaid $131 million on our credit facility and $250 million of senior notes upon maturity using proceeds from the Brookdale 64 disposition.
As of June 30, 2017, we had $2.3 billion of liquidity from a combination of cash and availability under our $2.0 billion credit facility and no major senior notes or secured debt maturities until early 2019.
As previously announced, in July, we repurchased $500 million of our 5.375% senior notes due 2021 using capital-recycling proceeds from the HC-One loan repayment and Brookdale 64 disposition.
In connection with the tender offer, we expect to incur an extinguishment of debt charge of approximately $54 million in the third quarter. A copy of the tender offer press release is available in the Investor Relations section of our website at http://ir.hcpi.com.
TANDEM DEBT INVESTMENT UPDATE
During the second quarter, continued challenges in the post-acute/skilled nursing operating environment and tenant-specific headwinds contributed to a decline in the financial performance of the assets underlying our Tandem debt investment. As a result, the fair value of our collateral, net of the senior mortgage debt, fell below the carrying value of our investment. As part of our quarterly review process, we recorded a $57 million impairment write-down during the second quarter and reduced the carrying value of our Tandem debt investment to $200 million.
On July 31, subsequent to the aforementioned impairment, we entered into a definitive agreement to sell our Tandem debt investment for $197 million, subject to customary closing conditions. This investment represents our last meaningful exposure to both post-acute/skilled-nursing assets and highly-leveraged mezzanine investments. The transaction is expected to close during 2017.
CORPORATE GOVERNANCE ENHANCEMENTS
On July 27, our Board of Directors adopted corporate governance enhancements for our stockholders by opting out of the Maryland Unsolicited Takeovers Act (MUTA), and reduced the threshold for bylaw amendments to a majority voting standard. As a result of opting out of MUTA, any actions, including the election to classify the Board, requires the affirmative majority vote by stockholders. The Board’s decision to authorize majority voting for bylaw amendments enables stockholders to amend our bylaws by an affirmative majority vote rather than the previous super-majority standard. These topics have been in focus with stockholders and our enhancements demonstrate HCP's commitment to good governance practices.
EXECUTIVE LEADERSHIP
In May 2017, we announced Scott Brinker will join the Company as Executive Vice President and Chief Investment Officer, with an effective date of January 4, 2018.
In July 2017, we announced Shawn Johnston will join the Company as Senior Vice President and Chief Accounting Officer effective August 15, 2017.
DIVIDEND
On July 27, 2017, our Board declared a quarterly cash dividend of $0.37 per common share. The dividend will be paid on August 22, 2017 to stockholders of record as of the close of business on August 7, 2017.
SUSTAINABILITY
For the sixth consecutive year, we were named as a constituent to the FTSE4Good Index Series, an equity index series designed to facilitate investment in companies that meet globally recognized environmental, social and governance criteria. More information about HCP’s sustainability efforts can be found on our website at www.hcpi.com/sustainability.
OUTLOOK
For full-year 2017, we expect EPS to range between $1.18 and $1.24; FFO per share to range between $1.73 and $1.79; and FFO as adjusted per share to range between $1.89 and $1.95. In addition, we expect 2017 SPP Cash NOI to increase between 2.5% and 3.5%. These estimates do not reflect the potential impact from unannounced future transactions other than capital recycling activities. For additional detail and information regarding these estimates, refer to the “Projected SPP Cash NOI” section of this release, and the 2017 Guidance section of our corresponding Supplemental Report, available in the Investor Relations section of our website at http://ir.hcpi.com.

	Projected Full Year 2017
	SPP NOI		SPP Cash NOI
	Low	High	Low	High
Senior housing triple-net	2.0%	3.0%	5.0%	6.0%
SHOP	(3.9)%	(0.9)%	(3.0)%	—%
Life science	2.0%	3.0%	3.5%	4.5%
Medical office	1.8%	2.8%	2.5%	3.5%
Other(1)	2.0%	3.0%	0.8%	1.8%
SPP Growth	1.2%	2.2%	2.5%	3.5%
_______________________________________

(1)	Other primarily includes our hospitals and U.K. real estate investments. See our Supplemental Report for additional details.
COMPANY INFORMATION
HCP has scheduled a conference call and webcast for Tuesday, August 1, 2017 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) to present its performance and operating results for the quarter ended June 30, 2017. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (International). The conference ID number is 8465819. You may also access the conference call via webcast at www.hcpi.com. This link can be found in the “News and Events” section, which is under “Investor Relations”. Through August 17, 2017, an archive of the webcast will be available on our website, and a telephonic replay can be accessed by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and entering conference ID number 10110173. Our Supplemental Report for the current period is available, with this earnings release, on our website in the “Financial Information” section under “Investor Relations”.
ABOUT HCP
HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States. HCP owns a large-scale portfolio diversified across multiple sectors, led by senior housing, life science and medical office. Recognized as a global leader in sustainability, HCP has been a publicly-traded company since 1985 and was the first healthcare REIT selected to the S&P 500 index. For more information regarding HCP, visit www.hcpi.com.
###

FORWARD-LOOKING STATEMENTS
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, (i) all statements under the heading “Outlook,” including without limitation with respect to expected EPS, FFO per share, FFO as adjusted per share, Comparable FFO per share, SPP NOI, SPP Cash NOI and other financial projections and assumptions, including those in the “Projected SPP NOI and Cash NOI” sections of this release, as well as comparable statements included in other sections of this release; (ii) statements regarding the payment of a quarterly cash dividend; (iii) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, developments, joint venture transactions, capital recycling and financing activities, and other transactions discussed in this release, including without limitation those described under the heading “Development and Redevelopment,”'; (iv) the incurrence of debt extinguishment charges in connection with the tender offer; and (v) the executive leadership updates described under the heading "Executive Leadership." These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of our and our management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our reliance on a concentration of a small number of tenants and operators for a significant percentage of our revenues, with our concentration in Brookdale increasing as a result of the consummation of the spin-off of QCP on October 31, 2016; the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; our concentration in the healthcare property sector, particularly in life sciences, senior housing, medical office buildings and hospitals, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; availability of suitable properties to acquire at favorable prices, the competition for the acquisition and financing of those properties, and the costs of associated property development; our ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or we exercise our right to foreclose on loan collateral or replace an existing tenant or operator upon default; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; our ability to achieve the benefits of acquisitions and other investments, including those discussed above, within expected time frames or at all, or within expected cost projections; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; the effect on our tenants and operators of legislation, executive orders and other legal requirements, including the Affordable Care Act and licensure, certification and inspection requirements, as well as laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic or other conditions, including currency exchange rates; our ability to manage our indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the ability to maintain our qualification as a real estate investment trust; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. You should not place undue reliance on any forward-looking statements. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

CONTACT

Andrew Johns
Vice President – Finance and Investor Relations
949-407-0400

HCP, Inc.
Consolidated Balance Sheets
In thousands, except share and per share data
(unaudited)

	June 30, 2017	December 31, 2016
Assets
Real Estate:
Buildings and improvements	$11,114,139	$11,692,654
Development costs and construction in progress	444,528	400,619
Land	1,765,305	1,881,487
Accumulated depreciation and amortization	(2,672,489)	(2,648,930)
Net real estate	10,651,483	11,325,830
Net investment in direct financing leases	711,777	752,589
Loans receivable, net	393,575	807,954
Investments in and advances to unconsolidated joint ventures	829,231	571,491
Accounts receivable, net of allowance of $4,104 and $4,459, respectively	36,969	45,116
Cash and cash equivalents	391,965	94,730
Restricted cash	61,481	42,260
Intangible assets, net	414,404	479,805
Assets held for sale, net	—	927,866
Other assets, net	611,690	711,624
Total assets	$14,102,575	$15,759,265

Liabilities and Equity
Bank line of credit	$136,311	$899,718
Term loans	218,832	440,062
Senior unsecured notes	6,889,045	7,133,538
Mortgage debt	146,337	623,792
Other debt	94,801	92,385
Intangible liabilities, net	51,463	58,145
Liabilities of assets held for sale, net	—	3,776
Accounts payable and accrued liabilities	389,690	417,360
Deferred revenue	147,155	149,181
Total liabilities	8,073,634	9,817,957
Commitments and contingencies
Common stock, $1.00 par value: 750,000,000 shares authorized; 468,879,344 and 468,081,489 shares issued and outstanding, respectively	468,879	468,081
Additional paid-in capital	8,216,781	8,198,890
Cumulative dividends in excess of earnings	(2,956,324)	(3,089,734)
Accumulated other comprehensive loss	(27,289)	(29,642)
Total stockholders' equity	5,702,047	5,547,595

Joint venture partners	149,456	214,377
Non-managing member unitholders	177,438	179,336
Total noncontrolling interests	326,894	393,713

Total equity	6,028,941	5,941,308

Total liabilities and equity	$14,102,575	$15,759,265

HCP, Inc.
Consolidated Statements of Operations
In thousands, except per share data
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Rental and related revenues	$263,820	$292,168	$550,038	$582,548
Tenant recoveries	35,259	33,531	68,934	64,906
Resident fees and services	125,416	164,202	265,648	329,965
Income from direct financing leases	13,564	15,647	27,276	30,557
Interest income	20,869	32,787	39,200	50,816
Total revenues	458,928	538,335	951,096	1,058,792

Costs and expenses:
Interest expense	77,788	121,333	164,506	243,395
Depreciation and amortization	130,751	139,919	267,305	279,774
Operating	153,163	179,080	312,244	355,037
General and administrative	21,286	22,779	43,764	48,230
Acquisition and pursuit costs	867	823	1,924	3,298
Impairment	56,682	—	56,682	—
Total costs and expenses	440,537	463,934	846,425	929,734
Other income:
Gain on sales of real estate, net	412	119,614	317,670	119,614
Other income, net	71	2,340	51,279	3,632
Total other income, net	483	121,954	368,949	123,246

Income before income taxes and equity income (loss) from unconsolidated joint ventures	18,874	196,355	473,620	252,304
Income tax benefit (expense)	2,987	2,179	9,149	(1,525)
Equity income (loss) from unconsolidated joint ventures	240	(1,067)	3,509	(1,975)
Income from continuing operations	22,101	197,467	486,278	248,804

Discontinued operations:
Income before income taxes	—	107,551	—	225,293
Income taxes	—	(176)	—	(49,510)
Total discontinued operations	—	107,375	—	175,783

Net income	22,101	304,842	486,278	424,587
Noncontrolling interests' share in earnings	(2,718)	(3,125)	(5,750)	(6,751)

Net income attributable to HCP, Inc.	19,383	301,717	480,528	417,836
Participating securities' share in earnings	(100)	(342)	(674)	(651)
Net income applicable to common shares	$19,283	$301,375	$479,854	$417,185

Earnings per common share:
Basic	$0.04	$0.65	$1.02	$0.89
Diluted	$0.04	$0.64	$1.02	$0.89

Weighted average shares used to calculate earnings per common share:
Basic	468,646	467,084	468,474	466,579
Diluted	468,839	471,425	473,366	466,777

HCP, Inc.
Funds From Operations
 In thousands, except per share data
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income applicable to common shares	$19,283	$301,375	$479,854	$417,185
Real estate related depreciation and amortization	130,751	141,386	267,305	282,708
Other depreciation and amortization(1)	2,347	2,974	5,358	5,936
Gain on sales of real estate, net	(412)	(119,614)	(317,670)	(119,614)
Taxes associated with real estate dispositions(2)	1	—	(5,498)	53,177
Equity (income) loss from unconsolidated joint ventures	(240)	1,067	(3,509)	1,975
FFO from unconsolidated joint ventures	16,554	11,172	34,862	21,550
Noncontrolling interests’ and participating securities’ share in earnings	2,818	3,467	6,424	7,402
Noncontrolling interests’ and participating securities’ share in FFO	(6,452)	(8,609)	(14,244)	(17,836)
FFO applicable to common shares	$164,650	$333,218	$452,882	$652,483
Distributions on dilutive convertible units and other	—	3,525	3,654	7,109
Diluted FFO applicable to common shares	$164,650	$336,743	$456,536	$659,592
Diluted FFO per common share	$0.35	$0.71	$0.96	$1.40
Weighted average shares used to calculate diluted FFO per common share	468,839	473,149	473,366	472,667
Impact of adjustments to FFO:
Transaction-related items(3)	$840	$14,658	$1,896	$17,176
Other impairment, net(4)	56,682	—	5,787	—
Litigation costs	3,366	—	5,205	—
Foreign currency remeasurement gains	(768)	—	(845)	—
	$60,120	$14,658	$12,043	$17,176
FFO as adjusted applicable to common shares	$224,770	$347,876	$464,925	$669,659
Distributions on dilutive convertible units and other	1,738	3,503	3,632	7,083
Diluted FFO as adjusted applicable to common shares	$226,508	$351,379	$468,557	$676,742
Per common share impact of adjustments on diluted FFO	$0.13	$0.03	$0.03	$0.03
Diluted FFO as adjusted per common share	$0.48	$0.74	$0.99	$1.43
Weighted average shares used to calculate diluted FFO as adjusted per common share	473,528	473,149	473,366	472,667
FFO as adjusted from QCP	$—	$101,637	$—	$199,845
Diluted Comparable FFO as adjusted applicable to common shares(5)	$226,508	$249,742	$468,557	$476,897
FFO as adjusted from QCP per common share	$—	$(0.21)	$—	$(0.42)
Diluted Comparable FFO as adjusted per common share	$0.48	$0.53	$0.99	$1.01
_______________________________________

(1)
Other depreciation and amortization includes DFL depreciation and lease incentive amortization (reduction of straight-line rents) for the consideration given to terminate the 30 purchase options on the 153-property amended lease portfolio in the 2014 Brookdale transaction.

(2)
For the six months ended June 30, 2017, represents income tax benefit associated with the disposition of real estate assets in our RIDEA II transaction. For the six months ended June 30, 2016, represents income tax expense associated with the state built-in gain tax payable upon the disposition of specific real estate assets, of which $49 million relates to the HCR ManorCare, Inc. real estate portfolio.

(3)
On January 1, 2017, we early adopted the Financial Accounting Standards Board Accounting Standards Update No. 2017-01, Clarifying the Definition of a Business (“ASU 2017-01”) which prospectively results in recognizing the majority of our real estate acquisitions as asset acquisitions rather than business combinations. Acquisition and pursuit costs relating to completed asset acquisitions are capitalized, including those costs incurred prior to January 1, 2017. Real estate acquisitions completed prior to January 1, 2017 were deemed business combinations and the related acquisition and pursuit costs were expensed as incurred. For the three and six months ended June 30, 2016, primarily relates to the QCP spin-off.

(4)
For the three months ended June 30, 2017, relates to the impairment of our Tandem Health Care Loan. For the six months ended June 30, 2017, relates to the impairment of our Tandem Health Care Loan, net of the impairment recovery upon the sale of our Four Seasons Notes in the first quarter of 2017.

(5)
Excludes FFO as adjusted from QCP and interest expense related to debt repaid using proceeds from the spin-off, assuming these transactions occurred at the beginning of the earliest period presented. Comparable FFO as adjusted allows management to evaluate the performance of our remaining real estate portfolio following the completion of the QCP spin-off.

HCP, Inc.
Funds Available for Distribution
In thousands
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
FFO as adjusted applicable to common shares	$224,770	$347,876	$464,925	$669,659
Amortization of deferred compensation	3,327	4,160	7,092	9,505
Amortization of deferred financing costs	3,843	5,281	7,702	10,561
Straight-line rents	(3,168)	(3,541)	(8,176)	(11,117)
Other depreciation and amortization	(2,347)	(2,974)	(5,358)	(5,935)
Leasing costs and tenant and capital improvements(1)	(27,834)	(21,872)	(51,121)	(42,354)
Lease restructure payments	314	6,318	854	12,612
CCRC entrance fees(2)	4,713	6,046	8,362	11,549
Deferred income taxes	(4,342)	(2,604)	(6,716)	(5,546)
Other FAD adjustments	881	(824)	1,138	(2,028)
FAD applicable to common shares	$200,157	$337,866	$418,702	$646,906
Distributions on dilutive convertible units and other	1,738	3,525	—	7,109
Diluted FAD applicable to common shares	$201,895	$341,391	$418,702	$654,015
 _______________________________________

(1)	Includes our share of leasing costs and tenant and capital improvements from unconsolidated joint ventures.

(2)	Represents our 49% share of non-refundable entrance fees as the fees are collected by our CCRC JV, net of reserves and CCRC JV entrance fee amortization.